===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      LANDRY'S SEAFOOD RESTAURANTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          STEVEN L. SCHEINTHAL, ESQ.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 141-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                [LANDRY'S LOGO]



                                 April 30, 1998



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held on June 11, 1998, at 11:00 a.m., local time, at the Doubletree Hotel - Post Oak, 2001 Post Oak Boulevard, Houston, Texas.

     The enclosed notice and proxy statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of six Directors to serve terms of offices expiring at the 1999 Annual Meeting of Stockholders, and "FOR" a proposal to amend the Company's 1995 Flexible Incentive Plan. Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

     The Board of Directors and Management look forward to seeing you at the Annual Meeting.

                              Very truly yours,


                              /s/ Tilman J. Fertitta
                              --------------------------------------
                              Tilman J. Fertitta
                              Chairman of the Board,
                              President and Chief Executive Officer



                        [RESTAURANT LOGOS APPEARS HERE]

                      LANDRY'S SEAFOOD RESTAURANTS, INC.
                        1400 POST OAK BLVD., SUITE 1010
                             HOUSTON, TEXAS  77056
                              ___________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 1998
                              ___________________

     Notice is hereby given that the Annual Meeting of Stockholders of Landry's Seafood Restaurants, Inc. (the "Company") will be held at the Doubletree Hotel - Post Oak, 2001 Post Oak Boulevard, Houston, Texas, on June 11, 1998 at 11:00 a.m., local time, for the following purposes:

     1. To elect six directors to serve a term of office expiring at the 1999 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified;

     2. To consider and act upon a proposal to amend the Company's 1995 Flexible Incentive Plan (the "Flex Plan") which will authorize the possible issuance of an additional 1,000,000 shares of Common Stock to certain employees and non-employee directors; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 28, 1998, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during regular business hours at the corporate office of the Company at 1400 Post Oak Blvd., Suite 1010, Houston, Texas 77056, for 10 days prior to the Annual Meeting.

     You are cordially invited to attend the meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, HOWEVER, YOU ARE URGED TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED FORM OF PROXY PROMPTLY SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES, EVEN IF YOU CANNOT ATTEND, AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Steven L. Scheinthal
                              --------------------------------------
                              Steven L. Scheinthal, Secretary
DATED: April 30, 1998

                      LANDRY'S SEAFOOD RESTAURANTS, INC.
                        1400 POST OAK BLVD., SUITE 1010
                             HOUSTON, TEXAS  77056
                              ___________________
                                PROXY STATEMENT
                              ___________________

     This Proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") of Landry's Seafood Restaurants, Inc., a Delaware corporation (the "Company"), to be held on June 11, 1998, at 11:00 a.m., local time, at the Doubletree Hotel - Post Oak, 2001 Post Oak Boulevard, Houston, Texas, and any adjournment or adjournments thereof. The Notice of Annual Meeting, this statement and the accompanying proxy, together with the Company's Annual Report to Stockholders for the year ended December 31, 1997, are first being sent to stockholders on or about April 30, 1998.

     The close of business on April 28, 1998, has been fixed as the Record Date for the determination of stockholders entitled to notice of and to vote at the Meeting. On that date, the Company had outstanding 30,339,182 shares of Common Stock, $.01 par value ("Common Stock"), each of which will be entitled to one vote.

     The cost of soliciting proxies will be borne by the Company. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services.

     A majority of the outstanding shares of Common Stock, represented in person or by proxy will constitute a quorum at the Meeting. The election of directors will be determined by a plurality of the votes cast if a quorum is present and voting. The amendment to the Flex Plan must be approved by a majority of the shares present and voting at the Meeting. The Board of Directors does not anticipate calling for a vote on any matter other than those described above.

     Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This may occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "Non-Voted Shares") will be treated as shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Shares voted to abstain as to a particular matter will not be considered Non-Voted Shares. Thus, since the election of directors requires a plurality of the shares of Common Stock present in person or by proxy at the Meeting and entitled to vote on such matter, Non-Voted Shares and abstentions will not affect the outcome of the election of directors. Approval of a majority of all votes cast on the amendment to the Flex Plan is required to adopt the amendment to the Flex Plan. Thus, Non-Voted Shares will have no effect on the proposal, but abstentions will have the same effect as a vote AGAINST the amendment to the Flex Plan.

                      PROPOSAL I - ELECTION OF DIRECTORS

          The number of directors has been fixed by the Board of Directors at six, pursuant to the By-laws of the Company. The Board of Directors currently consists of six members each of which is standing for re-election. At the meeting, the Common Stock represented by proxies, unless otherwise specified, will be voted for the election of the six nominees hereinafter named. Each nominee will serve until the 1999 Annual Meeting of the Company's stockholders or until their respective successors are duly elected and qualified. A plurality of shares present at the Meeting cast in favor of a nominee is required for the election of each of the nominees listed below.

          Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed form of Proxy will vote in accordance with their best judgment for a substitute nominee.

          The following information is set forth with respect to the persons nominated for election as a director.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                    DIRECTOR   TERM
        NAME                   AGE   SINCE    EXPIRES
-----------------------------  ---  --------  -------
CURRENT MEMBER
-----------------------------
Tilman J. Fertitta/(1)(3)/...   40      1993     1998
E.A. "Al" Jaksa, Jr./(3)/....   50      1993     1998
Steven L. Scheinthal/(3)/....   36      1993     1998
Paul S. West/(3)/............   39      1994     1998
James E. Masucci/(1)(2)(4)/..   65      1993     1998
Joe Max Taylor/(1)(2)(4)/....   65      1993     1998

_________________
/(1)/ Member of Audit Committee/
/(2)/ Member of Compensation Committee
/(3)/ Member of Executive Committee/
/(4)/ Member of Stock Option Committee

     MR. FERTITTA has served as President and Chief Executive Officer of the Company since 1987. In 1988, he became the controlling stockholder and assumed full responsibility for all of the Company's operations. Prior to serving as President and Chief Executive Officer of the Company, Mr. Fertitta devoted his full time to the control and operation of a hospitality and development company. Mr. Fertitta is an advisory director of the Houston Rockets National Basketball Association team and serves on the boards of the Houston Livestock Show and Rodeo, Space Center Houston, the Children's Museum of Houston, The Greater Houston Convention and Visitor's Bureau, the Crohn's and Colitis Foundation, the Better Business Bureau of Houston, and the Childress Foundation.

     MR. JAKSA has served as the Executive Vice President and Chief Operating Officer of the Company since 1988. His primary responsibilities are new site selection, lease negotiations, and restaurant construction and development. Before joining the Company, Mr. Jaksa served as President of Richmark

Bancshares in Houston, Texas for five years. Mr. Jaksa is a licensed real estate broker in Texas and has owned and operated his own real estate firm and construction company.

     MR. SCHEINTHAL has served as Vice President of Administration, General Counsel and Secretary to the Company since September 1992. He devotes a substantial amount of time to lease and contract negotiations and is primarily responsible for the Company's compliance with all federal, state and local ordinances. Prior to joining the Company, he was a partner in the law firm of Stumpf & Falgout in Houston, Texas. Mr. Scheinthal represented the Company for approximately five years before joining the Company. He has been licensed to practice law in the state of Texas since 1984.

     MR. WEST has served as Vice President of Finance and Chief Financial Officer of the Company since June 1993. Prior to joining the Company, Mr. West was a senior manager at Deloitte & Touche and a leader of their Restaurant/Entertainment Advisors Group in Dallas, Texas. He was responsible for numerous restaurant audits and performed the annual restaurant industry operations survey and study on behalf of the National Restaurant Association and many state restaurant associations. Mr. West had been engaged in public accounting and auditing since 1981, and has been a certified public accountant since 1983.

     MR. MASUCCI is self-employed as an advertising consultant. From 1956 until June 1996 he was employed by Capital Cities/ABC ("ABC"). His last position with ABC was as President and General Manager of KTRK-TV, an owned station of ABC in Houston, Texas, a position he held from August 1990 to June 1996. Prior to serving as President, Mr. Masucci served in various executive positions with KTRK-TV and has served as Division Vice President and Vice President of the Broadcast Division of ABC.

     MR. TAYLOR is a director and member of the Executive Committee of American National Insurance Company, a publicly traded insurance company. He also serves on the Board and Audit Committee of the Transitional Learning Center of Galveston and is President and a member of the Executive Committee of Moody Gardens, Inc., which operates a public resort and entertainment facility in Galveston, Texas. Mr. Taylor is also the chief law enforcement administrator for Galveston County, Texas and serves on the Galveston County Pre-Trial Board as well as the Board of Directors of Harbourview Care Center.

     There were four meetings of the Board of Directors held during the 12 months ended December 31, 1997. All of the Board members attended 75% or more of the meetings of the Board and committees of the Board on which they were members.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH NOMINEE FOR THE BOARD OF DIRECTORS.

                               EXECUTIVE OFFICERS

     In addition to Messrs. Fertitta, Jaksa, Scheinthal and West, for which information is provided above, the following persons are executive officers of the Company:

       NAME         AGE                 POSITION
------------------  ---  ---------------------------------------
Richard E. Ervin..   42  Vice President of Restaurant Operations
Sarah A. Veach....   38  Controller of Restaurant Operations


     Mr. Ervin has served as Vice President of Restaurant Operations since 1991. Prior to that time, he was the Vice-President of Internal Controls and Director of Beverage Operations. He has 15 years of experience in high volume, multi-unit food and beverage operations. His experience includes new restaurant development and employee training programs.

     Ms. Veach has served as Controller of Restaurant Operations since January 1990. Prior to joining the Company in 1989 as an accountant, she worked as controller for American General Investment Corp. and as a tax associate for the accounting firm of Coopers & Lybrand L.L.P.


                     COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Executive Committee, an Audit Committee, a Compensation Committee, and a Stock Option Committee. The Executive Committee has and may exercise all of the authority of the Board of Directors with respect to the management of the Company's business, except with respect to certain specified matters that by law, the Certificate of Incorporation or By-laws must be approved by the entire Board of Directors. The Executive Committee met five times during 1997. All actions taken by the Executive Committee were ratified unanimously by the full Board of Directors. The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit, (ii) reviewing with the independent accountants the corporate accounting practices and policies and recommending to whom reports should be submitted within the Company, (iii) reviewing with the independent accountants their final report,
(iv) meeting with internal and independent accountants during the year for consultation purposes, and (v) being available to the independent accountants during the year for consultation purposes. The Audit Committee met on one occasion in 1997. The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met on one occasion in 1997. The Stock Option Committee grants options under the Company's Stock Option Plans and also determines whether additional options should be granted to deserving key employees. The Stock Option Committee met on one occasion in 1997. The Company does not have a nominating committee.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of the SEC Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served as a director of the Company.


                           COMPENSATION OF DIRECTORS

     Directors of the Company who are not executive officers receive Director's fees of $18,000 per year, plus the expenses incurred by them on behalf of the Company. Non-employee Directors also receive $1,000 for each Audit, Compensation and Stock Option Committee meeting they attend. Each current non-employee director has received stock options to acquire shares of Common Stock under the Company's currently existing Non-Qualified Formula Stock Option Plan for Non-Employee Directors (the "Non-Employee Director's Plan"). The Non-Employee Director's Plan provides for the granting of nonqualified stock options to non-employee directors of the Company. Pursuant to the Non-Employee Director's Plan, 80,000 shares of Common Stock are reserved for issuance to eligible non-employee directors of the Company or its subsidiaries. The Non-Employee Director's Plan is administered by the President of the Company and requires that the purchase price under each option must not be less than 100% of the fair market value (as defined in the Non-Employee Director's Plan) of the Common Stock at the time of the grant of the option. Full payment for shares purchased upon exercise of an option must be made at the time of exercise and no shares may be issued until full payment is made. Options granted pursuant to the Non-Employee Director's Plan generally vest in five installments beginning no earlier than the first anniversary of the date of grant, and the options expire ten years from the grant date. The Non-Employee Director's Plan provides that an option agreement may include a provision for permitting an optionee the right to deliver previously owned shares of Common Stock in partial or full payment for shares to be purchased upon exercise of an option. In 1995, the Director's Plan was amended to provide that each non-employee director who received a grant of an option on the date such person was elected a director would receive an additional option in the amount of 2,000 shares each time such person was re-elected for an additional term as a director. Pursuant to the Non-Employee Director's Plan, each current non-employee director initially received an option to purchase 10,000 shares of Common Stock at $6 per share and received an option to purchase 2,000 shares at $19.13 per share upon their re-election in 1995 and an option to purchase 2,000 shares at $24.63 per share upon their re-election in 1996 and an option to purchase 2,000 shares at $18.75 upon their re-election in 1997.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. The Company believes, based solely on a review of the copies of such reports furnished to the Company and written representations, that no other reports were required and that during the preceding fiscal year all of the Company's directors, officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

          The following table sets forth, as of the Record Date certain information regarding the beneficial ownership of the Company's Common Stock by
(a) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock, (b) each director of the Company, (c) each executive officer named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. The address of each of Messrs. Fertitta, Jaksa, Scheinthal, West, Ervin, Masucci and Taylor is 1400 Post Oak Blvd., Suite 1010, Houston, Texas 77056.

                                              SHARES BENEFICIALLY OWNED
                                              --------------------------
NAME OF BENEFICIAL OWNER                         NUMBER        PERCENT
--------------------------------------------  -------------  -----------
Tilman J. Fertitta/(1)/.....................      3,290,000    10.6%
E. A. Jaksa, Jr./(1)/.......................         50,167      *
Steven L. Scheinthal/(1)/...................         20,667      *
Paul S. West/(1)/...........................         16,000      *
James E. Masucci/(1)/.......................          9,800      *
Joe Max Taylor..............................          3,800      *
Richard E. Ervin/(1)/.......................          7,334      *
Putnam Investments, Inc./(2)/...............      3,693,549    12.2%
FMR Corp./(3)/..............................      3,661,900    12.1%
All officers and directors as a group/(1)/
(8 persons including those persons named
 above).....................................      3,401,768    11.0%

-------------
*    Less than 1%.

/(1)/ Includes 700,000, 167, 167, 4,000, 9,800, 3,900 and 7,334 shares subject to options respectively for the persons named in the above table and 727,268 for all officers and directors as a group which are, or become, exercisable within 60 days of the Record Date.

/(2)/ The Company has been informed by Putnam Investments, Inc. ("Putnam") that certain Putnam investment managers are considered "beneficial owners" in the aggregate of 3,693,549 shares, or 12.2%, of the Company's Common Stock. Such shares were acquired for investment purposes by such investment managers for certain of their advisory clients. The information set forth in this table has been provided to the Company by Putnam as reported on its Schedule 13G filed with the SEC. Putnam's address is One Post Office Square, 10th Floor, Boston, Massachusetts 02109.

/(3)/ Based on a Schedule 13G filed in March 1998, FMR Corp. ("FMR") is considered beneficial owner in the aggregate of the shares listed in the table or 12.1% of the Company's Common Stock, although no Common Stock is held directly by FMR. FMR's address is 82 Devonshire Street, Boston, Massachusetts 02109.

                            EXECUTIVE COMPENSATION

     The following table sets forth in summary, compensation paid by the Company and its subsidiaries for the year ended December 31, 1997 to executive officers of the Company whose cash compensation exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                                                  Compensation
                                      Annual Compensation            Awards
                                    ------------------------  ---------------------
                                                                Securities Underlying
                                          Salary     Bonus           Options/SARs
Name and Principal Position/(1)/    Year    ($)     ($)/(2)/           (#)/(5)/
----------------------------------  ----  -------   --------    ----------------------
Tilman J. Fertitta................  1997  525,000    325,000           750,000/(4)/
 President and Chief                1996  465,000    200,000                150,000
 Executive Officer                  1995  461,540        -0-           600,000/(4)/

E. A. "Al" Jaksa, Jr..............  1997  200,000    125,000                 75,000
 Executive Vice President           1996  225,000    125,000                100,000
 and Chief Operating Officer        1995  169,231        -0-                120,000

Steven L. Scheinthal..............  1997  165,000    125,000                 75,000
 Vice President, Secretary          1996  129,000    100,000                100,000
 and General Counsel                1995  126,693        -0-                 60,000

Paul S. West......................  1997  160,000    125,000                 75,000
 Vice President of Finance and      1996  120,000     10,000                100,000
 Chief Financial Officer            1995  117,694        -0-                 60,000

Richard E. Ervin..................  1997  105,000     75,000                 50,000
 Vice President of Restaurant       1996   90,000     50,000                 50,000
 Operations                         1995   92,493     25,000                 30,000

---------------------
/(1)/ These executive officers receive personal benefits in addition to salary.
      However, the Company has concluded that the aggregate amount of such personal benefits do not exceed the lesser of $50,000 or 10% of annual salary and bonus reported for each such executive.

/(2)/ Bonuses were paid in the year after date indicated in table to reflect accomplishments in the year indicated.

/(3)/ Reflects a 2-for-1 stock split in the form of a dividend in June 1995.

/(4)/ Includes 600,000 options which were originally granted in 1995 and repriced in 1997.

     The following table provides details regarding stock options granted in 1997 to executive officers named in the Summary Compensation Table. In addition, in accordance with SEC rules, the hypothetical gains are shown that would exist for the respective options based on assumed rates of annual compounded growth in the stock price of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the options are exercised.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      Individual Grants
                         -------------------------------------------   Potential Realizable
                           No. of                                        Value at Assumed
                         Securities  % of Total                       Annual Rates of Stock
                         Underlying   Options                         Price Appreciation for
                          Options    Granted to   Exercise   Expira-    Option Term /(2)/
                          Granted    Employees     Price      tion    -----------------------
Name/(1)/                 in 1997     in 1997      ($/Sh)     Date       5% ($)      10% ($)
-----------------------  ----------  ----------   --------   -------   ---------    ---------
Tilman J. Fertitta.....     150,000         9.1%    12.875   7/18/07   1,214,250   3,077,250
E. A. "Al" Jaksa, Jr...      75,000         4.6%    12.875   7/18/07     607,125   1,538,625
Steven L. Scheinthal...      75,000         4.6%    12.875   7/18/07     607,125   1,538,624
Paul S. West...........      75,000         4.6%    12.875   7/18/07     607,125   1,538,625
Richard E. Ervin.......      50,000         3.0%    12.875   7/18/07     404,750   1,025,750

----------------
/(1)/ Stock options issued in 1997 to executive officers were issued under the 1995 Flexible Incentive Plan.

/(2)/ Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the SEC's rules and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth at these prescribed rates. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on the exercise of stock options are dependent on the future performance of the Common Stock, overall market conditions, and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. Amounts shown under the "Potential Realizable Value" columns have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options.

     The following table shows the number of shares covered by both exercisable and unexercisable stock options held by executive officers named in the Summary Compensation Table at December 31, 1997. Also reported are the value for the "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the price of the Common Stock as of December 31, 1997.

             AGGREGATED OPTIONS/SAR EXERCISED IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                                Value of Unexercised
                                                   Number of Unexercised        In-The-Money Options
                          Shares       Value       Options at End of 1997       at End of 1997/(1)/
                         Acquired     Realized   --------------------------  --------------------------
         Name           on Exercise     ($)      Exercisable  Unexercisable  Exercisable  Unexercisable
----------------------  -----------  ----------  -----------  -------------  -----------  -------------
Tilman J. Fertitta....          -0-     N/A          450,000        450,000   $4,950,000     $4,893,750
E.A. "Al" Jaksa, Jr...      140,000  1,855,000        33,334        256,666   $  333,340     $2,836,035
Steven L. Scheinthal..       80,250  1,108,312        19,334        192,916   $  193,340     $2,178,535
Paul S. West..........       55,250    876,272           -0-        205,250   $      -0-     $2,248,875
Richard E. Ervin......       30,000    411,750        16,667        113,333   $  166,670     $1,338,580

---------------
/(1)/ The values were determined on the basis of the closing Common Stock price of $24.00 on December 31, 1997, and equals the aggregate amount by which the market value of the option shares exceeded the exercise price of outstanding options.


     The following table sets forth certain information concerning the repricing of options during the year ended December 31, 1997.

                                                                              Length of
                                                                               Original
                                 Number of    Market                            Option
                                 Securities  Price of   Exercise                 Term
                                 Underlying  Stock at   Price At     New      Remaining
                                  Options     Time of    Time of   Exercise    At Date
        Name             Date     Repriced   Repricing  Repricing   Price    Of Repricing
---------------------  --------  ----------  ---------  ---------  --------  ------------
Tilman J. Fertitta...
President and Chief                                                            Expires
 Executive Officer     04/18/97     600,000    $12.875     $16.75   $12.875    04/27/2005


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In August 1993, the Board of Directors established a Compensation Committee to review and approve the compensation levels of members of management, evaluate the performance of management, consider management succession and consider any related matters for the Company. The Committee is charged with reviewing with the Board of Directors in detail all aspects of compensation for the executive officers of the Company.

     The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include creating and preserving strong financial performance, increasing the assets of the Company, positioning the Company's assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing stockholder value, and ensuring the survival of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years these conditions reflect a highly competitive market environment and rapidly changing regional geographic and overall industry market conditions.

     The available forms of executive compensation include base salary, cash bonus awards and stock options. Performance of the Company is a key consideration. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of specified business objectives when determining executive officer compensation. An additional objective of the Compensation Committee has been to reward executive officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all the employees and executive officers.

     Compensation paid to executive officers is based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers. Stock option awards in fiscal 1997 were used to reward and retain executive officers through the potential of capital gains and equity buildup in the Company. The number of stock options granted is determined by the subjective evaluation of the executive's ability to influence the Company's long term growth and profitability. The Board of Directors believes the award of options represents an effective incentive to create value for the stockholders.

     The Compensation Committee considered a number of factors in approving the CEO's compensation for 1997. In addition to stock price performance, the factors considered by the Compensation Committee included an evaluation of CEO compensation levels for other comparable companies in the industry, the achievement of specified business objectives during the prior fiscal year, including increasing the number of Company restaurants, improving revenues, income and operating cash flow, and that he capably managed the Company's growth as a publicly held company, while at the same time completed a major acquisition which significantly increased the Company's restaurants, opened up in new markets and added a new concept for seafood restaurants. Based on these considerations, a fiscal 1997 base salary level of $525,000 and a bonus of $325,000 were judged by the Compensation Committee to be fair and appropriate for the most senior executive officer of the Company taking into account the level of salary compensation paid to other officers of the Company and in comparison to the CEO's industry peers. The Compensation Committee further felt that it was more beneficial to the Company's stockholders to reprice a portion of the CEO's outstanding options than to grant him significantly more options in 1997. Therefore, in April 1997 a portion of such outstanding options were repriced. The Compensation Committee acknowledges and adopts the "Ten-Year Option Repricing" Table as reflecting its decisions.
During fiscal 1997, the Company's revenues and operating cash flows increased significantly. In addition, the Company's stock price increased from the initial public offering price of $6 per share in August 1993 to $24.00 per share as of December 31, 1997, an increase of 300%.

                              COMPENSATION COMMITTEE

                              James E. Masucci
                              Joe Max Taylor


                             EMPLOYMENT AGREEMENT

     The Company and Tilman J. Fertitta are parties to an Employment Agreement (the "Employment Agreement") pursuant to which Mr. Fertitta has agreed to serve as President and Chief Executive Officer of the Company to December 31, 1999, and is subject to automatic three-year extensions. The Employment Agreement provides that Mr. Fertitta will devote substantially all of his time and attention to the business and affairs of the Company and will receive, among other things, an annual base salary in the amount of, no less than $525,000, annual cash bonuses in amounts determined by the Board of Directors, and the inclusion of Mr. Fertitta in all plans and programs of the Company made available to the Company's executives and other salaried employees generally, including group life insurance, accidental death and dismemberment insurance, hospitalization, long-term disability, vacations and holidays. Mr. Fertitta will also be entitled to life insurance and certain other benefits and perquisites in addition to those made available to the Company's management generally, including use of a Company automobile and other travel facilities, and certain club memberships.

          In the event Mr. Fertitta's employment is terminated as a result of his death or disability (as defined in the Employment Agreement), he, or his legal representative, will receive, among other payments, all amounts owed under his Employment Agreement as of the date of his death or disability. In the event Mr. Fertitta's employment is terminated (i) by him other than for Good Reason (as defined in the Employment Agreement) or (ii) by the Company for Cause (as defined in the Employment Agreement), Mr. Fertitta will receive all amounts owed to him under his Employment Agreement as of the date of termination. In the event Mr. Fertitta's employment is terminated (i) by the Company other than for Cause or (ii) by Mr. Fertitta for Good Reason (including the Company's failure to perform certain material obligations under the Employment Agreement, material reduction in Mr. Fertitta's responsibilities, and Change of Control, as defined in the Employment Agreement), Mr. Fertitta will receive a lump sum payment equal to the full amount payable under the Employment Agreement. The Employment Agreement provides that during the period ending two years after the expiration of its term, Mr. Fertitta will not compete with the Company in the seafood restaurant business.

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the previous Report of the Compensation Committee of Landry's Seafood Restaurants, Inc. on Executive Compensation shall not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

          The following line graph compares the Company's cumulative total stockholder return with the cumulative total stockholder return of the Dow Jones Global Index and the Dow Jones Restaurant Index since the Company's initial public offering on August 18, 1993, assuming in each case an initial investment of $100 on August 18, 1993:

                       [PERFORMANCE GRAPH APPEARS HERE]

                       8/18/93       12/31/93       12/31/94      12/31/95     12/31/96      12/31/97
                      --------       --------       --------      --------     --------      --------
Dow Jones               100            102             100          134          162           213
Global Index

Dow Jones               100            104              98          139          141           145
Restaurant

Landry's Seafood        100            200             236          284          356           400
Restaurants, Inc.

                     PROPOSAL II - PROPOSAL TO APPROVE THE
      AMENDMENT TO THE AMENDED AND RESTATED 1995 FLEXIBLE INCENTIVE PLAN

     The Landry's Seafood Restaurants 1995 Flexible Incentive Plan (the "Flex Plan") was approved by the Company's Board of Directors and, thereafter, the stockholders at the Company's 1995 Annual Meeting. The Flex Plan provides for the granting of stock options, including incentive stock options or non-qualified stock options, stock appreciation rights either in tandem with stock options or freestanding, restricted stock awards, performance shares, performance units, dividend equivalent rights, and other stock based awards.
The maximum number of shares originally available to be issued under the Flex Plan was 1,000,000 shares. As of the Record Date, incentive stock options and non-qualified stock options giving the holders the right to acquire 693,000 shares were outstanding and an additional 232,000 options had been previously exercised. As a result, under the Flex Plan, there were 75,000 shares available for further issuance. The Flex Plan is administered by the Compensation Committee which has broad powers under the Flex Plan to, among other things, administer and interpret the Flex Plan, establish guidelines for the Flex Plan's operations, select persons to whom awards are to be made under the Flex Plan, determine the type, size and combination of awards to be granted under the Flex Plan and determine other terms and conditions of an award. The proposed amendment to the Flex Plan would increase by 1,000,000 shares, the number of options that might be granted pursuant to the Flex Plan. Except for that amendment, all terms and conditions of the Flexible Incentive Plan which was approved by stockholders in 1995 will remain in full force and effect. A complete copy of the Amended and Restated Flex Plan is attached as Exhibit "A" hereto.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE FLEXIBLE INCENTIVE PLAN.


                              CERTAIN TRANSACTIONS

     The policy of the Company is, to the extent practicable, to avoid transactions (except those which are employment related) with officers, directors, and affiliates. In any event, any such transactions will be entered into on terms no less favorable to the Company than could be obtained from third parties, and such transactions will be approved by a majority of the disinterested directors of the Company.

     Effective January 1, 1996, the Company entered into a Consulting Service Agreement (the "Agreement") with Fertitta Hospitality, LLC ("Fertitta Hospitality"), which is jointly owned by Mr. Fertitta and his wife. Pursuant to the Agreement, the Company provides limited consulting services to Fertitta Hospitality with respect to management and operational matters, administrative and personnel matters, and matters relating to construction and renovation of hotel projects which may be operated by Fertitta Hospitality. The Company receives a consulting fee of $2,500 per month under the Agreement plus the reimbursement of all out-of-pocket expenses and such additional compensation as may be agreed upon. The Agreement provides for a one-year term which is automatically renewed unless either party terminates the Agreement upon 30 days' written notice to the other party. The Consulting Services Agreement was entered into between related parties and was not the result of arm's-length negotiations. Accordingly, the terms of this transaction may have been more or less favorable to the Company than might have been obtained from unaffiliated third parties. The Company believes that the terms of the transaction were at least as favorable to the Company as that which could have been obtained in arm's-length transactions with an unaffiliated party.

     On or about January 4, 1996, Fertitta Hospitality acquired certain properties in Galveston, Texas in connection with the acquisition of a major resort area. A portion of the property acquired by Fertitta Hospitality contained a leased restaurant site upon which a Landry's Seafood House restaurant was located and upon which the terms of the lease relating to that restaurant had been negotiated in 1993 at arm's-length between Landry's and the previous unaffiliated third party owner/lessor. Upon the acquisition by Fertitta Hospitality, Landry's continued to pay such rent. The rent was approved in 1993 by the Board at the time of the original lease with the unaffiliated third party. The rent paid from January 1, 1997 to April 30, 1997 was $96,333. In May 1997, the restaurant property, including land, building and improvements was purchased by the Company for $3,077,000.

     On June 10, 1997 the capital Company loaned $300,000 to Paul S. West, the Company's Chief Financial Officer and a Director. The loan bore interest at the rate of 7% per annum. The loan and accrued interest was repaid in December 1997.

     On an annual basis, the Company conducts a three day conference for all of its management personnel. In 1997, such conference was held at a hotel and conference center owned by Fertitta Hospitality. The rates were the below hotel's listed rates, and the Company believes were no less favorable then could have been obtained in an arm's-length transaction with an unaffiliated party.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants for the fiscal year ended December 31, 1997, were, and for the fiscal year ending December 31, 1998, will be the firm of Arthur Andersen LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting. Such representa-tives will be given an opportunity to make statements at the Annual Meeting, if they so desire, and are expected to be available to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the 1999 Annual Meeting of Stockholders for inclusion in the Proxy Statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 31, 1998. The Company will not be required to include in its proxy statement or form of proxy a stockholder proposal which is received after that date or which otherwise fails to meet requirements for stockholder proposals established by regulations of the Securities and Exchange Commission.


                                 OTHER MATTERS

     The solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

     If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the stockholder. In the absence of any such specification, they will be voted to elect the directors as set forth under "Election of Directors" above and in favor of Proposal II.

     The presence of a stockholder at the meeting will not operate to revoke his/her proxy. A proxy may be revoked at any time insofar as it has not been exercised by giving written notice to the Company or by voting in person at the meeting.

     If any other matters shall come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the meeting.


                                   FORM 10-K

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON REQUEST OF ANY SUCH PERSON, A COPY OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT NOT THE EXHIBITS. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO STEVEN L. SCHEINTHAL, SECRETARY, LANDRY'S SEAFOOD RESTAURANTS, INC., 1400 POST OAK BOULEVARD, SUITE 1010, HOUSTON, TEXAS 77056. COPIES OF ANY EXHIBIT TO THE FORM 10-K WILL BE FORWARDED UPON RECEIPT OF A WRITTEN REQUEST THEREFORE ADDRESSED TO MR. SCHEINTHAL.

     EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                              By Order of the Board of Directors,


                              /s/ Steven L. Scheinthal
                              --------------------------------------
                              Steven L. Scheinthal
                              Secretary

April 30, 1998

                                                                     EXHIBIT "A"

                      LANDRY'S SEAFOOD RESTAURANTS, INC.
                             AMENDED AND RESTATED
                         1995 FLEXIBLE INCENTIVE PLAN



SECTION 1.  PURPOSE OF THE PLAN

          The purposes of Landry's Seafood Restaurants, Inc. 1995 Flexible Incentive Plan (the "Plan") are to promote the interests of Landry's Seafood Restaurants, Inc., and its subsidiaries (together with any successor thereto, the "Company") and its stockholders by enabling the Company to attract, motivate and retain key employees by offering such key employees performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and promote the Company's long-term growth and success. To achieve these purposes, eligible persons may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, performance stock, Dividend Equivalent Rights and any other Awards, or any combination thereof.

SECTION 2.  DEFINITIONS

          As used in the Plan, the following terms shall have the meanings set forth below unless the content otherwise requires:

          2.1 "Award" shall mean the grant of a stock option, a Stock Appreciation Right, a Restricted Stock, a Performance Award, performance stock, a Dividend Equivalent Right or any other award under the Plan.

          2.2 "Board" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

          2.3 "Change in Control" shall mean, after the effective date of the Plan, (i) the occurrence of an event of a nature that would be required to be reported in response to Item 1 or Item 2 of a Form 8-K Current Report of the Company promulgated pursuant to Sections 13 and 15(d) of the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company, or a similar transaction (collectively, a "Reorganization"), in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          2.5 "Committee" shall mean the Compensation Committee, if such a separate Committee is appointed by the Board, or, until such time as a separate committee is appointed, it shall mean the Board. If a separate committee is appointed, the Committee shall meet the applicable requirements for "disinterested administration" within the requirements of Rule 16b-3 promulgated under the Exchange Act and any successor thereunder promulgated during the duration of the Plan. The Board may amend the Plan to modify the definition of Committee within the limits of Rule 16b-3 to assure that the Plan is administered in compliance with Rule 16b-3. Initially, the Committee will consist of not less than two (2) members of the Board who are appointed by, and serve at the pleasure of, the Board and who are (i) "disinterested" within the meaning of Rule 16b-3 and (ii) "outside directors," as required under Section 162(m) of the Code and such Treasury Regulations as may be promulgated thereunder. The Board does not meet the applicable requirements of Rule 16b-3.

          2.6 "Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

          2.7 "Designated Beneficiary" shall mean the beneficiary designated by a Participant in a manner determined by the Committee, to exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant the Designated Beneficiary shall be the Participant's estate.

          2.8 "Disability" shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.

          2.9 "Dividend Equivalent Right" shall mean the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in an Award granting Dividend Equivalent Rights if the Shares subject to such Award were held by the person to whom the Award is made.

          2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          2.11 "Fair Market Value" shall mean with respect to the Shares, as of any date, (i) the last reported sales price on any stock exchange on which the Common Stock is traded or, if not reported on such exchange, on the composite tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on such exchange;
     (ii) if the Common Stock is not listed on a stock exchange or no such quotations are available, the closing price of the Common Stock as reported by the National Market System of the National Association of Securities Dealers, Inc., or, if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Common Stock, the fair market value of the Common Stock as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Common Stock were publicly owned stock, but without any discount with respect to minority ownership.

          2.12 "Incentive Stock Option" shall mean any stock option awarded under the Plan which qualifies as an "Incentive Stock Option" under Section 422 of the Code or any successor provision.

          2.13 "Non-Tandem Stock Appreciation Right" shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.

          2.14 "Non-Qualified Stock Option" shall mean any stock option awarded under the Plan that does not qualify as an Incentive Stock Option.

          2.15 "Optionee" shall mean any person who has been granted a stock option under the Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.

          2.16 "Performance Award" shall mean any Award hereunder of Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock), or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

          2.17 "Plan" shall mean the Landry's Seafood Restaurants, Inc. 1995 Flexible Incentive Plan set forth herein.

          2.18 "Reload Option" shall mean a stock option as deemed in subsection 6.6(b) herein.

          2.19 "Restricted Stock" shall mean any Award of Shares under the Plan that are subject to restrictions or risk of forfeiture.

          2.20 "Retirement" shall mean termination of employment other than discharge for cause, after age 65 or on or before age 65 if pursuant to the terms of any retirement plan maintained by the Company or any of its Subsidiaries in which such person participates.

          2.21 "Shares" shall mean shares of the Company's Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares.

          2.22 "Stock Appreciation Right" shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or such other value as may be specified in the agreement granting the Stock Appreciation Right).

          2.23 "Subsidiary" shall mean a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

          2.24 "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right granted in connection with an Award which is a stock option.

SECTION 3.  ADMINISTRATION OF THE PLAN

          3.1 Committee. The Plan shall be administered and interpreted by the Committee.

          3.2 Awards. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

               (a) determine the persons to whom Awards are to be granted;

               (b) determine the types and combinations of Awards to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award, any restrictions on Shares acquired pursuant to the exercise of an Award and any other terms and conditions of an Award;

               (c) conclusively interpret the provisions of the Plan;

               (d) prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

               (e) determine whether, to what extent and under what circumstances to provide loans from the Company to participants to purchase Shares subject to Awards under the Plan, and the terms and conditions of such loans;

               (f) rely upon employees of the Company for such clerical and recordkeeping duties as may be necessary in connection with the administration of the Plan; and

               (g) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

          3.3 Procedures. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of the members present at a meeting in which a quorum is present. All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

SECTION 4.  SHARES SUBJECT TO PLAN

          4.1 Limitations. The maximum number of Shares that may be issued with respect to Awards under the Plan shall not exceed 2,000,000 unless such maximum shall be increased or decreased by reason of changes in capitalization of the Company as hereinafter provided. The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

          4.2  Changes.  To  the  extent   that   any   Award   under the Plan,
     or any stock option or performance award granted under any prior incentive plan of the Company, shall be forfeited, shall expire or shall be cancelled, in whole or in part then the number of Shares covered by the Award or stock option so forfeited, expired or cancelled may again be awarded pursuant to the provisions of the Plan. In the event that Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the Plan or any prior incentive plan of the Company, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of Shares issued upon the exercise of the option. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall, until the form of consideration to be paid is finally determined, be counted against the maximum number of Shares that may be issued under the Plan. If the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation, such Shares may again be made the subject of an Award under the Plan. Awards will not reduce the number of Shares that may be issued pursuant to the Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.

SECTION 5.  ELIGIBILITY

     Eligibility for participation in the Plan shall be confined to those persons who are employed by the Company, and who are officers or directors of the Company, or who are in managerial or other key positions within the Company. In making any determination as to persons to whom Awards shall be granted, the type of Award, and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the person, his or her importance to the Company, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

SECTION 6.  STOCK OPTIONS

          6.1 Grants. The Committee may grant stock options alone or in addition to other Awards granted under the Plan to any eligible officer, director or other key employee. Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such option is an Incentive Stock Option or Non-Qualified Stock Option and any other terms and conditions relating to such Award. To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the option, consistent with the provisions of the Plan. The Optionee and the Company shall enter into option agreements for Incentive Stock Options and Non-Qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement so that an incentive Stock Option may be converted to a Non-Qualified Stock Option.

     The Committee may require that an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ of the Company for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised.

          6.2 Option Price. The option exercise price of the Shares covered by each stock option shall be determined by the Committee; provided, however, that the option exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant of such Incentive Stock Option.

          6.3  Incentive Stock Options Limitations.

               (a) In no event shall any person be granted Incentive Stock Options to the extent that the Shares covered by any Incentive Stock Options (and any incentive stock options granted under any other plans of the Company and its Subsidiaries) that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this subsection 6.3(a) be the maximum limitation on options which may be considered Incentive Stock Options under the Code.

               (b) Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary be granted an Incentive Stock Option hereunder unless the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option at the time that the Incentive Stock Option is granted and the term of such Incentive Stock Option shall not exceed five (5) years.

          6.4 Option Term. Subject to subsection 6.3(b) hereof, the term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercisable later than ten (10) years from the date of its grant. Furthermore, no

     Incentive Stock Option may be exercised unless, at the time of such exercise, the Optionee is, and has been continuously since the date of grant of his or her Incentive Stock Option, employed by the Company, except that:

               (a) An Incentive Stock Option may, to the extent vested, be exercised within the period of three months after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement); provided that the option agreement may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Qualified Stock Option under the Plan;

               (b) If the Optionee dies while in the employ of the Company, or within three months after the Optionee ceases to be such an employee, the Incentive Stock Option may, to the extent vested, be exercised by the Optionee's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

               (c) If the Optionee ceases to be an employee of the Company by reason of the Optionee's Disability, to the extent vested the Incentive Stock Option may be exercised within the period of one year after the date of Disability (or within such lesser period as may be specified in the applicable option agreement).

     6.5  Vesting of Stock Options.

               (a) Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the stock option agreement entered into between the Company and each Optionee. The option vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

               (b) In the event of the dissolution or liquidation of the Company, each stock option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule. At the end of such period, any unexercised option shall terminate and be of no other effect.

               (c) In the event of a Reorganization (as defined in Section 2.3 hereof):

                    (1) If there is no plan or agreement respecting the
               Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities then the provisions of subsection 6.5(b) shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

                    (2) If there is a plan or agreement respecting the
               Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes no specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment change, conver sion or exchange of such Shares and such options.

               (d) In the event of a Change in Control of the Company, all stock options and any associated Stock Appreciation Rights shall become fully vested and immediately exercisable and the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control; provided, however, that if in the opinion of counsel to the Company the immediate exercisability of options when taken into consideration with all other "parachute payments" as defined in Section 280G of the Code, as amended, would result in an "excess parachute payment" as defined in such section as well as an exercise tax imposed by Section 4999 of the Code, such options and any associated Stock Appreciation Rights shall become fully vested and immediately exercisable, except as and to the extent the Committee, in its sole discretion, shall otherwise determine, and which determination by the Committee shall be based solely upon maximizing the after-tax benefits to be received by any such Optionee.

     6.6  Exercise of Stock Options.

               (a) Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a stock option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

                    (1) in cash (including check, bank draft or money order); or

                    (2) by the delivery of Shares having a Fair Market Value
               equal to the aggregate option rate;

                    (3) by a combination of cash and Shares; or

                    (4) by other consideration deemed acceptable by the
               Committee in its sole discretion.

               (b) If an Optionee delivers Shares (including Shares of Restricted Stock) already owned by him or her in full or partial payment of the exercise price for any stock option granted under the Plan or any prior incentive plan of the Company, or if the Optionee elects to have the Company reflect that number of Shares out of the Shares being acquired through the exercise of the option having a Fair Market Value equal to the exercise price of the stock option being exercised, the Committee may authorize the automatic grant of a new option (a "Reload Option") for that number of Shares as shall equal the number of already owned Shares surrendered (including Shares of Restricted Stock) or newly acquired Shares being retained in payment of the option exercise price of the underlying stock option being exercised. The grant of a Reload Option will become effective upon the exercise of the underlying stock option. The option exercise price of the Reload Option shall be the Fair Market Value of a Share on the effective date of the grant of the Reload Option. Each Reload Option shall be exercisable no earlier than six (6) months from the date of its grant and no later than the time when the underlying stock option being exercised could be last exercised. The Committee may also specify additional terms, conditions and restrictions for the Reload Option and the Shares to be acquired upon the exercise thereof.

               (c) The amount, as determined by the Committee, of any federal, state or local tax required to be withheld by the Company due to the exercise of a stock option shall be satisfied by payment by the Optionee to the Company of the amount of such withholding obligation in cash or other consideration acceptable to the Committee in its sole discretion.

               (d) An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a stock option except to the extent that one or more certificates representing such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company's transfer agent, upon due exercise of the option.

SECTION 7.  STOCK APPRECIATION RIGHTS

          7.1 Grants. The Committee may grant to any eligible employee either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof, at the discretion of the Committee. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) either (a) in the case of a Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the per share exercise price of the related option, or (b) in the case of a Non-Tandem Stock Appreciation Right the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant by (ii) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.

          7.2 Exercisability. A Tandem Stock Appreciation Right may be granted at the time of the grant of the related stock option or, if the related stock option is a Non-Qualified Stock Option, at any time thereafter during the term of the stock option. A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Plan Stock Option is exercisable, (ii) expires upon the termination of the related Incentive Stock Option, (iii) may not exceed 100% of the difference between the exercise price of the related Incentive Stock Option and the market price of the Shares subject to the related Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised and (iv) may be exercised at, and only at, such times as the market price of the Shares subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option. The Tandem Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related stock option is transferable. If a Tandem Stock Appreciation Right is granted, there shall be surrendered and cancelled from the related option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the related option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

          7.3 Certain Limitations on Non-Tandem Stock Appreciation Rights. A Non-Tandem Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Non-Tandem Stock Appreciation Right is subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to subsections 6.4 and 6.5 of the Plan.

          7.4 Limited Stock Appreciation Rights. The Committee is also authorized to grant "limited stock appreciation rights," either as Tandem Stock Appreciation Rights or

     Non-Tandem Stock Appreciation Rights. Limited stock appreciation rights would become exercisable only upon the occurrence of a Change in Control or such other event as the Committee may designate at the time of grant or thereafter.

SECTION 8.  RESTRICTED STOCK

          8.1 Grants. The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee, in its sole discretion, may specify any particular rights which the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment). Further, the Committee may award performance-based Restricted Stock by conditioning the grant, or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine. The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company. Each Award of Restricted Stock may have different restrictions and conditions. The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock previously granted. Unless otherwise set forth in the Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

          8.2 Awards and Certificates. Any Restricted Stock issued hereunder may be evidenced such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

SECTION 9.  PERFORMANCE AWARDS

          9.1 Grants. A Performance Award may consist of either or both, as the Committee may determine, of (i) "Performance Shares" or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the

     Committee may determine, or (ii) "Performance Units," or the right to receive a fixed dollar amount payable in cash, Common Stock, Restricted Stock or any combination thereof, as the Committee may determine. The Committee may grant Performance Awards to any eligible employee, for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified at the time of the grant. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, the criteria used to determine vesting (including the acceleration thereof), whether Performance Awards are forfeited or vest upon termination of employment during a performance period and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions, which shall be determined in the discretion of the Committee. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

          9.2 Terms and Conditions. Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant to the Company's business and for remaining in the employ of the Company for a specified period of time, or the Company's performance or the performance of its Common Stock measured against the performance of the market of the Company's industry segment or its direct competitors. Performance Awards may be paid in cash, Shares (including Restricted Stock) or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective, all at the Committee's discretion. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

SECTION 10.    DIVIDEND EQUIVALENT RIGHTS

     The Committee may grant a Dividend Equivalent Right either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company's Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement or payment for or lapse of restrictions on such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

SECTION 11.    OTHER AWARDS

     The Committee may grant to any eligible employee other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares if the Committee, in its sole discretion, determines that such other form of Award is consistent with the purposes and restrictions of the Plan. The terms and conditions of such other form of Award shall be specified by the grant including, but not limited to, the price, if any, and the vesting schedule, if any. Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.

SECTION 12.    COMPLIANCE WITH SECURITIES AND OTHER LAWS

     In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

SECTION 13.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR REORGANIZATION

     The value of an Award in Shares shall be adjusted from time to time as follows:

               (a) Subject to any required action by stockholders, the number of Shares covered by each outstanding Award, and the exercise price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares affected without receipt of consideration by the Company.

              (b) Subject to any required action by stockholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation, each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement.

               (c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

               To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

               Except as hereinbefore expressly provided in the Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.

               The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 14.    AMENDMENT OR TERMINATION OF THE PLAN

          14.1 Amendment of the Plan. Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding under the Plan may be modified, unpaired or cancelled adversely to the holder of the Award without the consent of such holder; and provided, further, that the Plan may not be amended without approval by the holders of a majority of the Shares of the Company represented and voted at a meeting of the stockholders (a) to increase the maximum number of Shares subject to the Plan, (b) to materially modify the requirements as to eligibility for participation in the Plan, (c) to decrease the minimum exercise price for options, (d) to otherwise materially increase the benefits accruing to persons to whom

     Awards may be made under the Plan, as amended, or (e) if such approval is otherwise necessary, to comply with Rule 16b-3 promulgated under the Exchange Act as amended, or to comply with any other applicable laws, regulations or listing requirements, or to qualify for an exemption or characterization that is deemed desirable by the Board.

          14.2 Termination of the Plan. The Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective. However, no Award may be granted on or after the tenth anniversary of the adoption of the Plan. Termination of the Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

SECTION 15.    AMENDMENTS AND ADJUSTMENTS TO AWARDS

     The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation, (i) to change the date or dates as of which (A) an option becomes exercisable or (B) a performance-based Award is deemed earned, (ii) to amend the terms of any outstanding Award to provide an exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Award or (iii) to cancel an Award and grant a new Award in substitution therefor under such different terms and conditions as it determines in its sole and complete discretion to be appropriate including, but not limited to, having an exercise price per share which may be higher or lower than the exercise price per share of the cancelled Award. The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 13 hereof affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any provision of the Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee may cause any Award granted to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value of such cancelled Award. The determinations of value under this Section 15 shall be made by the Committee in its sole discretion.

SECTION 16.    GENERAL PROVISIONS

          16.1 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

          16.2 No Right to Employment. Nothing in the Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any recipient of an Award any right to remain in the employ of the Company. Further, the Company may at any time dismiss a participant in the Plan from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement. No employee, participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity or treatment of employees, participants or holders or beneficiaries of Awards.

          16.3 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THE PLAN AND ANY RULES AND REGULATIONS RELATING TO THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

          16.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

          16.5 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

          16.6 Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

          16.7 Effective Date. The Plan shall be effective as of the date of its approval by the holders of a majority of the Shares of the Company represented and voting at the next Annual Meeting of Stockholders. If the Plan is not approved by the stockholders at the 1995 Annual Meeting, after such date, the Plan and all Awards granted hereunder, if any, shall be void.

          16.8 Non-Transferability of Awards. Awards shall not be transferable otherwise than by will or the laws of descent and distribution, and Awards may be exercised, during the lifetime of the holder, only by the holder; provided, however, that with the approval of the Committee, Awards other than Incentive Stock Options may be transferred as directed under a qualified domestic relations order. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon an Award shall be null and void and without effect.

          16.9 Date of a Grant. The granting of any option, right, award, etc. under this Plan shall take place only upon the execution and delivery by the Company and an employee of an appropriate agreement. Neither any action taken by the Board nor anything contained in the Plan or in any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of any award under the Plan.

SECTION 17.    NAMED EXECUTIVE OFFICERS

          17.1 Applicability of Section 17. The provisions of this Section 17 shall apply only to those executive officers (i) whose compensation is required to be reported in the Company's proxy statement pursuant to Item 402(a)(3)(i) and (ii) of Regulation S-K under the general rules and regulations under the Exchange Act, as amended, and (ii) whose total compensation, including estimated Awards, is determined by the Committee to possibly be subject to the limitations on deductions imposed by Section 162(m) of the Code ("Named Executive Officers"). In the event of any inconsistencies between this Section 17 and the other Plan provisions as they pertain to Named Executive Officers, the provisions of this Section 17 shall control.

          17.2 Establishment of Performance Goals. Awards for Named Executive Officers, other than stock options and Stock Appreciation Rights, shall be based on the attainment of certain performance goals. No later than the earlier of (i) ninety (90) days after the commencement of the applicable fiscal year or such other award period as may be established by the Committee ("Award Period") and (ii) the completion of twenty-five percent (25%) of such Award Period, the Committee shall establish, in writing, the performance goals applicable to each such Award for Named Executive Officers. At the time the performance goals are established by the Committee, their outcome must be substantially uncertain. In addition, the performance goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Named Executive Officer if the goal is obtained. Such formula or standard shall be sufficiently objective so that a third party with knowledge of the relevant performance results could calculate the amount to be paid to the subject Named Executive Officer. The material terms of the performance goals for Named Executive Officers and the compensation payable thereunder shall be submitted to the shareholders of the Company for their review and approval. Shareholder approval shall be obtained for such performance goals prior to any Award being paid to such Named Executive Officer. If the shareholders do not approve such performance goals, no amount shall be paid to such Named Executive Officer for such applicable Award Period under the Plan. The disclosure of the "material terms" of a performance goal and the compensation payable thereunder shall be determined under the guidelines set forth under Section 162(m) of the Code, and the Treasury Regulations thereunder.

          17.3 Components of Awards. Each Award of a Named Executive Officer, other than stock options and Stock Appreciation Rights, shall be based on performance goals which are sufficiently objective so that a third party having knowledge of the relevant facts could determine whether the goal was met. Except as provided in subsection 17.8 herein, performance measures which may serve as determinants of Named Executive Officers Awards shall be limited to the following measures: earnings per share; return on assets; return on equity; return on capital; net profit after taxes; net profit before taxes; economic value added; operating profits; stock price; market share; and sales or expenses. Within ninety (90) days following the end of each Award Period, the Committee shall certify in writing that the performance goals, and any other material terms were satisfied.
     Thereafter, Awards shall be made for each named Executive Officer as determined by the Committee. The Awards may not vary from the preestablished amount based on the level of achievement.

          17.4  No Mid-Year Change in Awards.  Except as provided in subsections
     17.8 and 17.9 herein, each Named Executive Officers Awards shall be based exclusively on the performance measures established by the Committee pursuant to subsection 17.2.

          17.5 No Partial Award Period Participation. A Named Executive Officer who becomes eligible to participate in the Plan after performance goals have been established in an Award Period pursuant to subsection 17.2 may not participate in the Plan prior to the next succeeding Award Period, except with respect to Awards which are stock options or Stock Appreciation Rights.

          17.6 Performance Goals. Except as provided in subsection 17.8 herein, performance goals shall not be changed following their establishment, and Named Executive Officers shall not receive any payout, except with respect to Awards which are stock options or Stock Appreciation Rights, when the minimum performance goals are not met or exceeded.

          17.7 Individual Performance and Discretionary Adjustments. Except as provided in subsection 17.8 herein, subjective evaluations of individual performance of Named Executive Officers shall not be reflected in their Awards, other than Awards which are stock options or Stock Appreciation Rights. The payment of such Awards shall be entirely dependent upon the attainment of the preestablished performance goals.

          17.8 Amendments. No amendment of the Plan with respect to any Named Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Participant under the Plan, (ii) change the specified performance goal for payment of Awards, or (iii) modify the requirements as to eligibility for participation in the Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) of the Code of such payment in the fiscal year it is paid. The Committee shall amend this Section 17 and such other provisions as it deems appropriate, to cause amounts payable to Named Executive Officers to satisfy the requirements of
     Section 162(m) and the Treasury Regulations promulgated thereunder.

          17.9 Stock Options and Stock Appreciation Rights. Notwithstanding any provision of the Plan (including the provisions of this Section 17) to the contrary, the amount of compensation which a Named Executive Officer may receive with respect to stock options and Stock Appreciation Rights which are granted hereunder is based solely on an increase in the value of the applicable Shares after the date of grant of such Award. Thus, no stock option may be granted hereunder to a Named Executive Officer with an exercise price less than the Fair Market Value of Shares on the date of grant. Furthermore, the maximum number of Shares (or cash equivalent value) with respect to which stock options or Stock Appreciation Rights may be granted hereunder to any Named Executive Officer during any calendar year may not exceed 150,000 Shares, subject to adjustment as provided in
     Section 13 hereunder.

          17.10 Maximum Amount of Compensation. The maximum amount of compensa-tion payable as an Award (other than an Award which is a stock option or Stock Appreciation Right) to any Named Executive Officer during any calendar year may not exceed $1,000,000.

                      LANDRY'S SEAFOOD RESTAURANTS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Tilman J. Fertitta, E.A. Jaksa, Jr., Steven L. Scheinthal and Paul S. West or any of them, with power of substitution of each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Landry's Seafood Restaurants, Inc., to be held at the Doubletree Hotel - Post Oak, 2001 Post Oak Boulevard, Houston, Texas 77057, on June 11, 1998, at 11:00 a.m., and any adjournment or adjournments thereof, and to vote the number of shares which the undersigned would be entitled to vote if personally present.

  To vote in accordance with the Board of Directors' recommendations just sign the reverse side; no boxes need be checked.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

-------------------------------------------------------------------------------
                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                       LANDRY'S SEAFOOD RESTAURANTS, INC.

                                 JUNE 11, 1998



                                         Please Detach and Mail in the Envelope Provided

   [X]         Please mark your
               votes as in this
               example.
1.  Election of        FOR  ABSTAIN                                       3.  In their discretion, upon such other matters as
     Directors         [ ]   [ ]                                              properly may come before the meeting.

                              Nominees::  Tilman J. Fertitta
                                          E.A. "Al" Jaksa, Jr.                WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS
                                          Steven L. Scheinthal                DESIGNATED HEREON BY THE UNDERSIGNED.  IF NO CHOICE IS
                                          Paul S. West                        SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION
                                          James E. Masucci                    OF ALL NOMINEES FOR DIRECTOR LISTED HEREON, AND "FOR"
                                          Joe Max Taylor                      PROPOSAL 2. AS SET FORTH HEREON AND, ACCORDING TO THE
                                                                              DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS
                                                                              THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY AND
                                                                              ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF.


For all nominees except as noted below:                                             PLEASE DO NOT FOLD OR MUTILATE THIS CARD
[ ]___________________________________

                                                                              NOTE: Please sign exactly as your name appears on this
2.   FOR   AGAINST  ABSTAIN    Amendments to 1995 Flexible Incentive          card. On joint accounts each joint holder should
     [ ]     [ ]      [ ]      Plan                                           sign. When signing as attorney, executor,
                                                                              administrator, trustee, or guardian, please give your
                                                                              full title as such. If a corporation, please sign in
                                                                              full corporate name by President or other authorized
                                                                              person. If a partnership, please sign in partnership
                                                                              name by authorized person.

                                                                              Please mark, sign, date and return this proxy card
                                                                              promptly using the enclosed envelope.


SIGNATURE__________________________  DATE ________________, 1998  SIGNATURE ____________________________ DATE _______________, 1998
